Exhibit 10.14

REVOLVING LOAN AGREEMENT

This Revolving Loan Agreement (“Agreement”) is entered into by and between The Qyu Holdings, Inc. (“Lender”) and Predictive Technology Group, Inc. (“Borrower”) to be effective as of the 25th day of September, 2019.

RECITALS

A. Borrower is seeking to borrower funds from Lender to fund working capital and related requirements.

B. Lender will loan Borrower up to THREE MILLION DOLLARS ($3,000,000) upon the terms and conditions described herein.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Periodic Loans.

1.1. During the term hereof, Lender hereby agrees to make periodic loans (collectively and individually, the “Loans”) to Borrower in an aggregate principal amount at any one time outstanding not to exceed THREE MILLION DOLLARS (U.S.) ($3,000,000 USD) (“Maximum Amount”). Each time funds are lent Borrower will execute a promissory note in favor of Lender in substantially the form attached hereto as Exhibit A (each, a “Note”). Borrower is not required to borrow any minimum amount hereunder.

Section 2. Finance Charges.  All principal then outstanding shall bear interest at the rate of twelve percent (12%) per annum.

Section 3. Payments. Principle and accrued but unpaid interest will be payable in a single balloon payment on September 30, 2021. Borrower may, from time to time, in Borrower's discretion, make one or more payments to Lender. Such payments shall be credited to Borrower's account on the date that such payment is received by Lender. Such payments shall be applied first to late charges and collection costs, if any, then to accrued interest to the date of payment, and then to the principal outstanding.

Section 4. Miscellaneous.

4.1. This Agreement and the related Notes constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement and the Notes.  All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement and the Notes. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by Borrower and Lender.

4.2. The provisions of this Agreement shall be binding upon each party, and their legal representatives, successors or assigns.

4.3. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

4.4. If any action is brought by either party in respect to its rights under this Agreement, or to obtain an interpretation thereof, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

4.5. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver.  Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

4.6. The obligations of the parties hereto shall not be delegated or assigned to any other party without the prior written consent of the other party.

4.7. This Agreement shall be governed by the laws of the State of Utah. Any legal action to enforce or obtain an interpretation of this Agreement shall be filed in the Third Judicial District Court of Salt Lake County or the United States District Court in Salt Lake City, Utah, and the parties consent to the exercise of personal over them by said courts.

4.8. Any notices required or permitted hereunder shall be in writing and shall be given by personal delivery; by deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or by established express delivery service, freight prepaid.  Notices shall be delivered, addressed, or transmitted to the parties at the following addresses, which may be changed by a notice given to the other party in accordance with this Section. The date notice is deemed to have been given, received and become effective shall be the date on which the notice is delivered, if notice is given by personal delivery, two (2) days following the date of deposit in the mail, if the notice is sent through the United States mail, or the date of actual receipt, if the notice is sent by express delivery service.

Lender’s address is:

Stephen Jennings

XXXXXXXXXXX

Miami, Florida

Borrower’s address is:

Predictive Technology Group, Inc.

Attn: Chief Executive Officer

2735 East Parleys Way, Suite 205

Salt Lake City, Utah 84109

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

PREDICTIVE TECHNOLOGY GROUP, INC.

 THE QYU HOLDINGS, INC.

By: /s/Bradley Robinson Its: CEO	By: Stephen Jennings Its: Managing Director

EXHIBIT A

(FORM OF PROMISSORY NOTE)

PROMISSORY NOTE

$____________ USD

Section 1. Promise to Pay.  Predictive Technology Group, Inc. (“Borrower”), for value received, hereby promises to pay to The Qyu Holdings, Inc. (“Lender”), the principal sum of ____________________ Dollars ($____________), with interest at the rate of twelve percent (12%) per annum until this Note has been paid in full.

Section 2. Payments.  Principle and accrued but unpaid interest will be payable in a single balloon payment on September 30, 2021. Borrower may, from time to time, in Borrower's discretion, make one or more payments to Lender. Such payments shall be credited to Borrower's account on the date that such payment is received by Lender. Such payments shall be applied first to late charges and collection costs, if any, then to accrued interest to the date of payment, and then to the principal outstanding.

Section 3. Notices.  Any notices required or permitted hereunder shall be in writing and shall be given by personal delivery; by deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or by established express delivery service, freight prepaid.  Notices shall be delivered, addressed, or transmitted to the parties at the following addresses, which may be changed by a notice given to the other party in accordance with this Section. The date notice is deemed to have been given, received and become effective shall be the date on which the notice is delivered, if notice is given by personal delivery, two (2) days following the date of deposit in the mail, if the notice is sent through the United States mail, or the date of actual receipt, if the notice is sent by express delivery service.

Borrower’s address is:

Predictive Technology Group, Inc.

2735 East Parleys Way, Suite 205

Salt Lake City, Utah 84109

Lender’s address is:

_________________________

_________________________

_________________________

Section 4. Miscellaneous.

4.1. The headings of this Note are for purposes of reference only and shall not limit or define the meaning of any provision of this Note.

4.2. If suit or action is instituted in connection with any controversy arising out of this Note, or in the enforcement of any rights hereunder, the prevailing party shall be entitled to recover in addition to costs such sums as the court may adjudge as reasonable attorney’s fees, including attorney’s fees incurred in any appeal.

4.3. This Note shall be governed by the laws of the State of Utah.  Any legal action to enforce or obtain an interpretation of this Agreement shall be filed in the Third Judicial District Court of Salt Lake County or the United States District Court in Salt Lake City, Utah, and the parties consent to the exercise of personal over them by said courts.

4.4. In computing any period of time pursuant to this Note, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

4.5. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

4.6. The obligations of the Company or the Holder may not be delegated or assigned to any other party without the prior written consent of the other.

4.7. The parties hereto, including the holder and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein, and assent to extensions of time of payment, or forbearance or other indulgence, without notice.

IN WITNESS WHEREOF, this Note is executed by Predictive Technology Group, Inc., to be effective as of the ____ day of ___________, 20__.

PREDICTIVE TECHNOLOGY GROUP, INC.

By ____________________________

Its: